Exhibit 10.1

This SECOND AMENDMENT TO EXCHANGE AGREEMENT (this “Second Amendment”), is made and entered into as of April 2, 2018, by and among NORTHERN OIL AND GAS, INC., a Minnesota corporation (the “Company”), and each of the holders party hereto (collectively, the “Noteholders” and each, a “Noteholder”). Capitalized terms used but not defined herein have the meanings assigned to them in the Exchange Agreement (as defined below).
RECITALS
WHEREAS, the parties hereto previously entered into the Exchange Agreement, dated as of January 31, 2018, by and among the Company and the Noteholders, as amended by the First Amendment to Exchange Agreement, dated as of March 20, 2018, by and among the Company and the Noteholders (as amended, the “Exchange Agreement”);
WHEREAS, the Company has received a subscription agreement from certain additional investors (the “Additional Investors”), in substantially the form of Exhibit A attached hereto, as amended by the First Amendment to Subscription Agreement, in substantially the form of Exhibit B attached hereto (as amended, the “Additional Subscription Agreement”), pursuant to which the Additional Investors have agreed to purchase (subject to the terms and conditions specified therein) an aggregate of $12.0 million of Common Stock;
WHEREAS, the Company and each of the Investors and the Additional Investors also entered into a First Amendment to Subscription Agreement, in substantially the form of Exhibit B attached hereto (as amended, and, together with the Additional Subscription Agreement, the “Subscription Agreements”); and
WHEREAS, the parties hereto desire to amend the Exchange Agreement pursuant to Section 9(a) of the Exchange Agreement.
AMENDMENT
NOW, THEREFORE, in consideration of the mutual agreements herein contained and in the Exchange Agreement, the parties to this Second Amendment agree as follows:
1.Amendments.
(a)    The sixth recital of the Exchange Agreement is hereby amended and restated in its entirety as follows:
“WHEREAS, the Company intends to raise at least $140.0 million in gross proceeds prior to or contemporaneously with the Closing, which shall be comprised solely of new cash contributions from (i) the sale of Common Stock pursuant to private subscription agreements from investors, including the commitments received under the Subscription Agreements, in the aggregate amount of up to $52.0 million, and (ii) the public or private sale of Common Stock in underwritten transactions or other offerings for gross proceeds of an aggregate amount of at least $88.0 million

(such transactions (other than pursuant to Incentive Plan Awards), the “Equity Raise”).”
(b)    Section 2(a)(vi)(D) of the Exchange Agreement is hereby amended and restated in its entirety as follows:
“evidence reasonably satisfactory to the Noteholders that a minimum of $140.0 million of gross proceeds comprised solely of cash contributions has been funded pursuant to (and in accordance with) the Equity Raise (including the up to $52.0 million of Common Stock subscriptions pursuant to the Subscription Agreements).
(c)    Section 4(o) of the Exchange Agreement is hereby amended and restated in its entirety as follows:
“Equity Commitments. As of the effective date of the Second Amendment, the Company has received commitments from the Investors and the Additional Investors to purchase an aggregate amount of $52.0 million of Common Stock pursuant to the Subscription Agreements (subject to the terms and conditions specified therein). The Subscription Agreements are in full force and effect. At or prior to Closing, the Company will have raised at least $140.0 million in gross proceeds, which shall be comprised solely of new cash contributions from (i) the sale of Common Stock pursuant to private subscription agreements from investors, including the commitments received under the Subscription Agreements, in the aggregate amount of up to $52.0 million, and (ii) the public or private sale of Common Stock in underwritten transactions or other offerings for gross proceeds of an aggregate amount of at least $88.0 million.”
(d)    The reference in Section 5(a)(i) of the Exchange Agreement to “April 30, 2018” is hereby amended to read “May 15, 2018”.
(e)    Section 6(b)(i) of the Exchange Agreement is hereby amended and restated in its entirety as follows:
“Concurrently or prior to the Closing, the Company shall have raised at least $140.0 million in gross proceeds comprised solely of cash from the Equity Raise, with such receipt of funds not subject to any conditions precedent which have not otherwise been satisfied on the Closing, other than the concurrent consummation of the Exchange Transaction;”
(f)    The reference in Section 7(a)(i) of the Exchange Agreement to “May 31, 2018” is hereby amended to read “May 15, 2018”.
(g)    The definition of “Subscription Agreements” contained in the third recital of this Second Amendment shall control for all purposes of the Exchange Agreement.
2.Consent to the Subscription Agreement Amendments. Each of the Noteholders hereby consents to the entry by the Company into the amendments to the Subscription Agreements, in substantially the form of Exhibit B attached hereto.

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3.Effect of Amendment. Except as expressly set forth herein, this Second Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties under the Exchange Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Exchange Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Second Amendment shall apply and be effective only with respect to the provisions of the Exchange Agreement specifically referred to herein. After the date hereof, any reference to the Exchange Agreement shall mean the Exchange Agreement, as modified hereby.
4.Governing Law. This Second Amendment shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to any choice of law rules (whether of the State of New York or any other jurisdictions) to the extent such rules would cause the application of the laws of any jurisdictions other than the State of New York.
5.Miscellaneous. The provisions of Section 9 of the Exchange Agreement shall apply to this Second Amendment mutatis mutandis.
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IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.

COMPANY:
NORTHERN OIL AND GAS, INC.
By: /s/ Erik J. Romslo
Name: Erik J. Romslo
Title: EVP, General Counsel & Secretary

[Signature Page to Second Amendment to Exchange Agreement]

Exhibit A
Additional Subscription Agreement
[see attached]

SUBSCRIPTION DOCUMENTS
FOR
COMMON STOCK
OF
NORTHERN OIL AND GAS, INC.

INSTRUCTIONS FOR COMPLETING
THE SUBSCRIPTION DOCUMENTS
Investors must complete all the subscription documents contained in this package in the manner described below. For purposes of these documents, the “Investor” is the person or entity for whose account the shares of Common Stock are being purchased. Capitalized terms used but not defined in these Instructions have the meanings assigned to them in the Subscription Agreement.
1.    Subscription Agreement:

a.	Fill in the (i) date, (ii) your name, and (iii) the aggregate purchase price for those shares on page 1.

b.	Fill in the notice information on page 10.

c.	Each Investor who is a natural person must print the name of the Investor and sign on page 11.

d.	Each Investor that is an entity must print the name of such Investor and sign (and print name, capacity and title, if applicable, and the other information called for) on page 12.
2.    Investor Questionnaire:

a.	Each Investor who is a natural person should provide the information requested in Section A of Exhibit A.

b.	Each Investor that is an entity should provide the information requested in Section B of Exhibit A.

c.	Each Investor should provide the information requested in Section C of Exhibit A.

d.	Print the name of such Investor and sign (and print name, capacity and title, if applicable) on page A‑3.
FOR INVESTING SHAREHOLDERS WHO ARE NATURAL PERSONS:
IF YOU ARE MARRIED AND LIVE IN A COMMUNITY PROPERTY JURISDICTION, BOTH YOU AND YOUR SPOUSE MUST SIGN THE SIGNATURE PAGES OF THE SUBSCRIPTION AGREEMENT AND THE INVESTOR QUESTIONNAIRE.
ADDITIONALLY, IF YOU ARE MARRIED AND DO NOT LIVE IN A COMMUNITY PROPERTY JURISDICTION AND YOU ARE PURCHASING COMMON STOCK WITH YOUR SPOUSE, BOTH YOU AND YOUR SPOUSE MUST SIGN THE SIGNATURE PAGES OF THE SUBSCRIPTION AGREEMENT AND THE INVESTOR QUESTIONNAIRE.

THE SECURITIES TO BE ACQUIRED PURSUANT TO THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THE SECURITIES UNLESS THE INVESTOR INTENDS TO ACQUIRE THE SECURITIES FOR PURPOSES OF INVESTMENT RATHER THAN RESALE. THE REPRESENTATIONS MADE HEREIN WILL BE RELIED UPON BY NORTHERN OIL AND GAS, INC. IN COMPLYING WITH ITS OBLIGATIONS UNDER APPLICABLE SECURITIES LAWS. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.
THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.
Subscription Agreement
THIS SUBSCRIPTION AGREEMENT, is entered into effective March 18, 2018 (this “Subscription Agreement”), between Northern Oil and Gas, Inc., a corporation organized under the laws of Minnesota (“Company”), and [ ] (each such entity an “Investor” and collectively the “Investors”).
WHEREAS, the Company desires to sell and each Investor severally desires to purchase the Company’s common stock, par value $0.001 (the “Common Stock”), pursuant to the terms and conditions hereof.
WHEREAS, the Company has entered into that certain Exchange Agreement, dated as of January 31, 2018, with certain holders (the “Noteholders”) of its 8.000% Senior Notes due 2020 (the “Notes”), pursuant to which, amongst other things, the Noteholders have agreed, subject to certain specified conditions set forth therein, to exchange $496,683,000 aggregate principal amount of Notes for, (i) $344,279,000 aggregate principal amount of Senior Secured Second Lien Notes of the Company and (ii) an aggregate of at least 51,624,964 shares of Common Stock, which number of shares of Common Stock is subject to increase to the extent any Common Stock is issued or sold under the Equity Raise (as defined below) at a gross price per share lower than $3.00 per share (the “Exchange Transaction”).
WHEREAS, the Company will reincorporate in Delaware by filing a Certificate of Incorporation in the form attached as Exhibit B (as it may be amended, restated, supplemented,

increased and extended or otherwise modified from time to time, the “Delaware Charter”) at or prior to the Closing (as defined herein).
WHEREAS, the Company intends to raise at least $156.0 million in total value prior to or contemporaneously with the Closing, which shall be comprised of (A) at least 50% in new cash contributions from the sale of Common Stock, including the commitments received under this Subscription Agreement and subscription agreements from other investors, on or prior to the date hereof; and (B) no more than 50% from the fair market value (as determined by an opinion of a reputable valuation or investment bank mutually acceptable to both the Company and the Noteholders) of additional assets acquired by the Company on or prior to the Closing, which assets shall represent non-operating interests in oil and gas properties in the Williston Basin shale play (such transactions totaling at least $156 million in total value (excluding proceeds from issuances and sales of securities pursuant to option awards, stock appreciation right awards, restricted stock awards, stock unit awards, cash incentive awards or other stock-based awards or rights granted under the Company’s 2013 Incentive Plan (or any predecessor or new equity incentive plan or arrangements), as the same may be amended from time to time), the “Equity Raise”).
WHEREAS, each Investor severally understands that the offering is being made without registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Subscription. Subject to the terms and conditions of this Subscription Agreement, on the date of the Closing referred to in Section 4 hereof, each Investor severally (which means for purposes of this Subscription Agreement severally and not jointly and severally) shall purchase from the Company, and the Company shall issue and sell to such Investor, such Investor’s Pro Rata Share (as set forth on the signature page to this Subscription Agreement executed by such Investor) of the number of shares of Common Stock determined below (the “Securities”) for such Investor’s Pro Rata Share of the aggregate purchase price of $12,000,000 payable collectively by the Investors (subject to adjustment as described below. the “Aggregate Purchase Price”), which is payable as described in Section 5 hereof. The price per share payable for the Securities shall equal the gross public offering price per share at which the Company sells a share of Common Stock in connection with the public offering consummated in connection with the Equity Raise or if no public offering is consummated the lowest price per share at which the Company issues or sells a share of Common Stock in connection with the Equity Raise (such price per share, the “Applicable Price Per Share”). The aggregate number of Securities issued to the Investors pursuant to this Subscription Agreement shall equal the lower of (A) the quotient of the Aggregate Purchase Price divided by the Applicable Price Per Share and (B) the number of Securities representing 4.9% of the Company’s outstanding Common Stock (taking into account the concurrent issuance of the shares of Common Stock pursuant to the Equity Raise and the Exchange Transaction), and if the 4.9% cap applies, the Aggregate Purchase Price shall be reduced prior to the issuance of the Securities by an amount necessary to avoid issuing Securities to the Investors in excess of the 4.9% cap. To the extent that the Company issues or sells any Common Stock under the Equity Raise with any material terms (including price per share but excluding for this purpose, any lock-up provisions) that are superior for an investor to the terms of this Subscription Agreement with respect to the Investors, each Investor severally shall be entitled to receive such terms in connection with this Subscription Agreement. Each Investor severally acknowledges that the Securities will be subject to restrictions on transfer as described in this Subscription Agreement. Each Investor severally and the Company acknowledge and agree that (a) except as set forth in this Subscription Agreement, this subscription is irrevocable and (b) this subscription is subject to (i) (A) the satisfaction of all conditions precedent to the consummation of the Exchange Transaction, (B) the contemporaneous closing of the Exchange Transaction, including the Company’s receipt of at least $156.0 million in total value in connection with (and in accordance with) the Equity Raise, (C) the contemporaneous cash investment of at least $8 million by Bahram Akradi pursuant to a subscription agreement to be consummated at the Closing, (D) the execution and delivery by the Company and the Investors of a registration rights agreement reasonably acceptable to the Investors requiring the Company to register the Securities for resale or distribution and pursuant to which the Company will use best efforts to cause the effectiveness of a shelf resale registration statement with respect to the Securities and to cause such registration statement to remain effective for the later of two years and the date when the shares are freely tradeable under Rule 144, within 90 days following the Closing or, if earlier, the day preceding the expiration of the Lock-up Period (as defined below), (E) the Company’s receipt of the requisite shareholder approvals required by the NYSE American for the issuance of the Common Stock in the Exchange Transaction and Equity Raise to the extent required, (F) the accuracy of the representations and warranties of the Company in the Exchange Agreement and in this Subscription Agreement, and (G) the execution and delivery by the Company of such other documents reasonably requested by any Investor, and (ii) the Company’s acceptance of this subscription pursuant to Section 3 hereof. Each Investor severally and the Company agree that if the conditions to the Closing are not satisfied on or prior to May 31, 2018, such Investor severally and the Company shall have the right to revoke this Subscription Agreement and terminate the obligations under this Subscription Agreement.
2.    Terms of Common Stock. Except as set forth in this Subscription Agreement, the Securities shall have the terms as set forth in the Delaware Charter. The Securities shall initially be un-certificated; provided, that, upon the request of any Investor, the Company shall issue to such Investor certificates in respect of such shares and such certificates shall bear an appropriate legend referring to the fact that the Securities were sold in reliance upon an exemption from registration under the Securities Act.
3.    Acceptance of Subscription and Issuance of Securities. It is understood and agreed that the Company shall have the sole right to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the applicable Investor at the Closing referred to in Section 4 hereof; provided, however, the Company must either accept the subscription for all of the Investors or reject the subscription for all of the Investors.
4.    The Closing. The closing of the purchase and sale of the Securities (the “Closing”) shall take place at the offices of [ ], contemporaneous with the closing of the Exchange Transaction.
5.    Payment for Securities. Payment for the Securities shall be received by the Company from each Investor severally by wire transfer of immediately available funds or other means approved by the Company at or prior to the Closing, in an amount equal to each Investor’s Pro Rata Share of the Aggregate Purchase Price.
6.    Representations and Warranties of the Company. As of the date hereof and the Closing, the Company represents and warrants that:
(a)    The Company is (i) duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for any such failures to be so qualified or licensed and in good standing have not had and would not, individually or in the aggregate, reasonably be expected to (A) have a material adverse effect on the assets, liabilities, condition (financial or otherwise), business, prospects or results of operations of the Company taken as a whole (“Material

Adverse Effect”), or (B) impair, prevent or materially delay the performance by the Company of any of its obligations under this Subscription Agreement. The Company currently does not have any subsidiaries.
(b)    Upon issuance in accordance herewith, the Securities issuable hereunder will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Subscription Agreement or restrictions that may arise under U.S. federal or state securities laws. The Company has full power and authority to sell the Securities, execute this Subscription Agreement and to perform all obligations required to be performed by the Company hereunder. The execution and delivery by the Company of this Subscription Agreement have been duly authorized by all necessary action, other than the approval of the board of directors of the Company after reincorporation in Delaware. The Subscription Agreement, when executed and delivered by the Company, shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to availability of specific performance, injunctive relief, or other equitable remedies. In connection with the execution, delivery and performance of its obligations under this Subscription Agreement and the issuance of the Securities, the Company will not contravene any law, rule, regulation, permit or contract binding on the Company or any investment guideline or restriction applicable to the Company, and the Company’s execution, delivery and performance of its obligations under this Subscription Agreement, will not conflict with or result in any violation of or default under (with or without notice, lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (i) any provision of the charter documents of the Company, or (ii) any laws applicable to the Company. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. For purposes of this Subscription Agreement “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).
(c)    Assuming the accuracy of the representations made by the Investors in Section 7 of this Subscription Agreement, the issuance and sale of the Securities is exempt from the registration requirements of the Securities Act and no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Subscription Agreement, except for (a) applicable state securities laws, which have been made or will be made in a timely manner and (b) the filing of the Delaware Charter to reincorporate the Company in Delaware.
(d)    Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.
(e)    The Company will comply with all applicable laws and regulations in effect in any jurisdiction in which the Company sells Securities and obtain any consent, approval or permission required for such sales under the laws and regulations of any jurisdiction to which any Investor is subject or in which the Company makes such sales, and no Investor shall have any responsibility therefor.
(f)    For at least twelve (12) calendar months immediately preceding the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). True, correct and complete copies of the SEC Documents are available on the SEC’s EDGAR system. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (A) as may be otherwise indicated in such financial statements or the notes thereto, or (B) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows of the Company for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments. Except as described in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(g)    To the extent required by Rule 13a-15 under the Exchange Act, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Company, including the principal executive officer and principal financial officer of the Company, as appropriate, to allow timely decisions regarding required disclosure to be made and (c) to the extent required by Rule 13a-15 under the Exchange Act, as of December 31, 2017, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
(h)     Except as set forth in the SEC Documents, there is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.
(i)    Grant Thornton LLP, who has certified certain financial statements of the Company, and whose reports appear in the SEC Documents, is an independent registered public accounting firm with respect to the Company, as required by applicable Law.
(j)    There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, and the Company is current with respect to any fees owed to their accountants and lawyers which could affect the Company’s ability to perform any of its obligations under this Subscription Agreement or the related agreements. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.
(k)    The Company is in compliance with and has not breached, violated or defaulted under, or received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any of its material contracts (as filed with the SEC and referenced as exhibits to the Company’s most recent Annual Report on Form 10-K, or as subsequently filed with the SEC by the Company prior to the date of this Subscription Agreement), nor has any event occurred or become likely to occur that could reasonably be expected to constitute such a breach, violation or default with the lapse of time, giving of notice or both.

(l)    The Company’s Form 10-K filed with the SEC on February 23, 2018 accurately describes the Company’s authorized and issued and outstanding capital stock as of December 31, 2017 and shares of Common Stock reserved for issuance pursuant to the Company’s incentive equity plans and other similar arrangements. There have been no material changes in the Company’s capitalization since December 31, 2017 (other than in connection with Common Stock issued or issuable pursuant to the Company’s equity compensation plans or Common Stock forfeited to the Company pursuant to such plans). Except as described in the SEC Documents: (i) the Company’s capital stock is not subject to preemptive rights or any other similar rights or any liens or other encumbrances; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock in the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company; (iii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act; (iv) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (v) the Company does not have any securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (vi) there are no restrictions upon the voting or transfer of, any equity securities of the Company.
(m)    The Company’s Common Stock is listed on the NYSE American, and the Company has not received any notice of delisting. The issuance and sale of the Securities do not contravene NYSE American rules and regulations.
(n)    The Company is eligible to register the resale and distribution of the Securities pursuant to Form S-3 promulgated under the Securities Act.
(o)    The Company is not, and immediately after the sale of the Securities hereunder and the application of the net proceeds from such sale, the Company will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(p)    Except as described in the SEC Documents, since December 31, 2017, there has been no change, event, occurrence or circumstance that could reasonably have a Material Adverse Effect.
(q)    Except as described in the SEC Documents, there are no actions, suits, claims, investigations, orders, injunctions or proceedings pending or, to the knowledge of the Company after reasonable inquiry, threatened or contemplated, to which the Company or any of its directors or officers is or would be a party or to which any of its properties is or would be subject at law or in equity, before or by any governmental authority, or before or by any self-regulatory organization or other non-governmental regulatory authority, which would, individually or in the aggregate, if resolved adversely to the Company, have a Material Adverse Effect, or which challenge the validity of this Subscription Agreement or the related agreements or the right of the Company to enter into this Subscription Agreement or the related agreements or to consummate the transactions contemplated hereby and thereby.
(r)    Except as disclosed in the SEC Documents, no current officer or director of the Company, has during the past ten (10) year period: (i) been the subject of a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment; (ii) been convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities: (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (B) engaging in any type of business practice; or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities Laws or commodities Laws; (iv) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in Section 6(r)(iii)(A) above, or to be associated with persons engaged in any such activity; (v) been the subject of a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or (vi) been the subject of a finding by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated. To the Company’s knowledge, no key employee of the Company has provided the Company notice of resignation or otherwise currently intends to terminate their employment with the Company. The SEC Documents filed by the Company since January 1, 2012, and, to the knowledge of the Company, the SEC Documents filed by the Company between January 1, 2008 and December 31, 2011, contained all disclosures required by Item 401(f) of Regulation S-K with respect to the Company’s then-current officers and directors.
(s)    None of the following events has occurred or exists with respect to the Company: (a) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to any Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period, and which would have a Material Adverse Effect, (b) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees of or seconded to the Company that would have a Material Adverse Effect, or (c) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees of or seconded to the Company that would have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur with respect to any of the Company that would have a Material Adverse Effect: (w) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year compared to the amount of such contributions made by the Company in the most recently completed fiscal year, (x) an increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the most recently completed fiscal year, (y) any event or condition giving rise to a liability under Title IV of ERISA or (z) the filing of a claim by one or more employees of, former employees of, or employees seconded to the Company related to its or their employment. For purposes of this Section 6(s), the term “Plan”

means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability.
(t)    Except as described in SEC Documents, (a) the Company and its properties, assets and operations are in compliance with any and all Environmental Laws, (b) the Company has timely applied for or received and, to the extent received, is in compliance with all permits, licenses, authorizations or other approvals required under Environmental Laws to conduct its business as it is currently being conducted, (c) since January 1, 2015, the Company has not received written notice of any, and to the knowledge of the Company, there are no events, conditions or activities that could reasonably be expected to form the basis for any, actual or potential liability under Environmental Laws for violation of Environmental Laws or for the investigation or remediation of any disposal or release of any Hazardous Materials, and (d) the Company is not is subject to any pending or, to the knowledge of the Company, threatened actions, suits, demands, orders or proceedings against the Company relating to any Environmental Laws (collectively, “Environmental Proceedings”), except for any (i) failures to comply with Environmental Laws or to timely apply for or receive, or to comply with, permits, licenses, authorizations or other approvals required under Environmental Laws, (ii) actual or potential liabilities or violations under Environmental Laws or (iii) Environmental Proceedings, in each case, that would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the SEC Documents, the Company has not entered into any settlement agreement relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials, except for any such agreements that would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the SEC Documents, the Company is not currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. As used in this Section 6(t), “Environmental Law” means any and all applicable laws, regulations, orders, or other binding requirements relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means: (i) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances” or any other formulations intended to define, list or classify substances as hazardous under any Environmental Laws; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v)

any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or under any Environmental Law.
(u)    Except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) the Company has timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by it and all such filed Tax Returns are complete and accurate, (b) the Company has timely paid all Taxes that are required to be paid by it, (c) there are no audits, examinations, investigations, actions, suits, claims or other proceedings in respect of any Taxes pending before, or threatened in writing by, a Tax authority nor has any deficiency for any Tax been assessed by any Tax authority in writing against the Company, and (d) all Taxes required to be withheld by the Company have been withheld and paid over to the appropriate Tax authority (except in the case of this clause (d) or clause (a) or (b) above, with respect to matters contested in good faith and for which adequate reserves have been established on the Company’s financial statements included or incorporated by reference in the SEC Documents). The Company has not entered into any transaction that, as of the date of this Subscription Agreement, has been identified by the Internal Revenue Service in published guidance as a “listed transaction” as defined under Section 1.6011-4(b)(2) of the Treasury Regulations promulgated under the Internal Revenue Code of 1986, as amended. As used in this Section 6(u), “Tax” or “Taxes” means all taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Tax authority, including any interest, additions to tax or penalties applicable thereto, and “Tax Returns” means all federal, state, local and foreign income, franchise and other tax returns and reports and statements in respect of Taxes.
(v)    Except as described in the SEC Documents, the Company has not, directly or indirectly (a) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company or (b) made any material modification to the term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer of the Company.
(w)    No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from any Investor with respect to the sale of any of the Securities or the consummation of the transactions contemplated by this Subscription Agreement based upon arrangements made by or on behalf of the Company. The Company agrees that it will indemnify and hold harmless each Investor from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Company or alleged to have been incurred by the Company in connection with the sale of the Securities or the consummation of the transactions contemplated by this Subscription Agreement.
(x)    No representation or warranty made by the Company, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by the Company or its affiliates pursuant to this Subscription Agreement or the related agreements, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained herein or therein not misleading in light of the circumstances under which they were furnished.
7.    Representations, Warranties and Covenants of the Investors. Each Investor hereby severally represents and warrants to and covenants with the Company that:
(a)    General.
(i)    Such Investor has full power and authority to purchase the Securities, execute this Subscription Agreement and to perform all obligations required to be performed by such Investor hereunder, and in connection with the purchase of the Securities, such Investor will not contravene any law, rule or regulation binding on such Investor or any contractual obligation imposed on such Investor. The execution and delivery by such Investor of this Subscription Agreement and the purchase of the Securities by such Investor have been duly authorized by such Investor. The Subscription Agreement, when executed and delivered by such Investor, shall constitute the valid and legally binding obligations of such Investor, enforceable against such Investor in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to availability of specific performance, injunctive relief, or other equitable remedies.
(ii)    Such Investor is a resident of the state set forth on the signature page hereto and is not acquiring the Securities as a nominee or agent or otherwise for any other person.
(b)    Information Concerning the Company.
(i)    Such Investor confirms that is has been provided a copy of the form of the Exchange Agreement.

(ii)    Such Investor understands and accepts that the purchase of the Securities involves various risks. Such Investor represents that it is able to bear any loss associated with an investment in the Securities.
(iii)    Such Investor confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to purchase the Securities. It is understood that information and explanations related to the terms and conditions of the Securities provided by the Company or any of its affiliates shall not be considered investment advice or a recommendation to purchase the Securities, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to such Investor in deciding to invest in the Securities.
(iv)    Such Investor is familiar with the business and financial condition and operations of the Company. To such Investor’s knowledge, such Investor has had access to such information concerning the Company and the Securities as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities, including the Company’s annual, quarterly and current reports, proxy statements and other information filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended.
(v)    Such Investor understands that, unless such Investor notifies the Company in writing to the contrary at or before the Closing, each of such Investor’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by such Investor.
(vi)    Such Investor acknowledges that the Company has the right, subject to the terms of the Exchange Agreement, to abandon this private placement at any time prior to the Closing. This Subscription Agreement shall thereafter have no force or effect and the Company shall return the previously paid subscription price of the Securities, if any, without interest thereon, to such Investor.
(vii)    Such Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.
(c)    Non-reliance.
(i)    Such Investor confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax,

financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, such Investor is not relying on the advice or recommendations of the Company and such Investor has made its own independent decision based in part on the Company’s representations and warranties and the information provided by the Company and its affiliates and/or agents that the investment in the Securities is suitable and appropriate for such Investor.
(d)    Status of Investor.
(i)    Such Investor has such knowledge, skill and experience in business, financial and investment matters that such Investor is capable of evaluating the merits and risks of an investment in the Securities. With the assistance of such Investor’s own professional advisors, to the extent that such Investor has deemed appropriate, such Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities and the consequences of this Subscription Agreement. Such Investor has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition and such Investor is able to bear the risks associated with an investment in the Securities and its authority to invest in the Securities.
(ii)    Such Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.
(iii)    Such Investor has duly executed and delivered to the Company a completed Investor Questionnaire in the form attached hereto as Exhibit A and will notify the Company of any change in such information prior to the Closing.
(e)    Restrictions on Transfer or Sale of Securities.
(i)    Such Investor is acquiring the Securities solely for such Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities, including any present arrangement or understanding with any other persons regarding the distribution of such Securities. Such Investor understands that the Securities have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of such Investor and of the other representations made by such Investor in this Subscription Agreement. Such Investor understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.
(ii)    Such Investor understands that the Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that such Investor may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom. Accordingly, such Investor understands that under the Commission’s rules, such Investor may dispose of the Securities pursuant to a resale registration statement or Rule 144. Such Investor understands that it may also dispose of the Securities in one or more “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of such Investor. Consequently, such Investor understands that such Investor must bear the economic risks of the investment in the Securities for an indefinite period of time and the Securities must be indefinitely held unless subsequently registered under the Securities Act, or sold or otherwise transferred pursuant to exemptions from registration under the Securities Act or such other laws.
(iii)    Such Investor agrees: (A) that such Investor will not sell, assign, distribute, exchange, pledge, give, transfer or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable state securities laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state securities laws; (B) that any certificates representing the Securities will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Securities except upon compliance with the foregoing restrictions.
(iv)    Such Investor acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.
(v)    During the 90 calendar days immediately following the date of Closing (the “Lock-up Period”), such Investor agrees that it shall not, and it shall cause each of its affiliates not to, directly or indirectly, (A) offer for sale, sell, pledge or otherwise dispose of any of the Securities, or (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Securities, whether any such transaction described in clause (A) or (B) of this Section 7(e)(v) is to be settled by delivery of the Securities or other securities, in cash or otherwise; provided, however, this Section 7(e)(v) shall not restrict the resale registration of the Securities during the Lock-up Period or transfers of Securities, or any security convertible into shares of Common Stock, to a Permitted Transferee, provided that such Permitted Transferee agrees to be bound by the terms of this Section 7(e)(v), nor shall this Section 7(e)(v) restrict such Investor from buying, selling, pledging, or otherwise disposing of shares of the Company’s Common stock acquired in one or more open market transactions; and provided further that the Company shall not release any other purchaser of Common Stock in connection with the Equity Raise from any of its obligations pursuant to a lock-up agreement similar to the terms set forth in this Section 7(e)(v) with respect to such purchaser unless (1) an effective resale registration statement registering the Securities for resale is then in effect and (2) such Investor has been released from its obligations pursuant to this Section 7(e)(v) to the extent (based on the relative percentage of shares released from a similar lock-up) any other purchaser of Common Stock in connection with the Equity Raise is released from a similar lock-up. For purposes of this Section 7(e)(v), “Permitted Transferee” shall mean, with respect to such Investor, (a) an affiliate of such Investor or any investment fund or other entity controlled or managed by such Investor; (b) any trust for the primary benefit of such Investor’s spouse, domestic partner, parents, parents-in-law, siblings, children, grandchildren and any other natural person who occupies the same principal residence as such Investor, and the spouses, domestic partners, descendants and ancestors of each of the foregoing (“Family Member”); provided that, in each case, either (i) such Investor or (ii) a bona fide third-party trustee continues to hold, directly or indirectly, 100% of the voting interests of such trust until the death or legal incapacity of such Investor; (c) any entity of which such Investor and any Permitted Transferees or Family Members of such Investor collectively are beneficial owners of 100% of the equity interests; provided that, either (i) such Investor or (ii) a bona fide third-party trustee continues to hold, directly or indirectly, 100% of the voting interests of such entity until the death or legal incapacity of such Noteholder; or (d) any trust or non-profit corporation that (i) has obtained recognition of its tax exempt status under Section 501(c)(3) of the Internal Revenue Code of 1986 and (ii) is controlled by such Investor.
8.    Securities Law Disclosure. If the Company does not then have an effective resale registration statement covering the Securities, the Company shall, by 9:30 a.m. (Eastern Time) on the Trading Day immediately preceding the expiration of the Lock-Up Period, file a Current Report on Form 8-K that will include any material, nonpublic information that the Company may have provided any Investor. The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and the Company shall not issue any such press release nor otherwise make any such public statement without the prior consent of the Investors, except if such disclosure is required by law, in which case the Company shall promptly provide the Investors with prior notice of such public statement or communication.
9.    Obligations Irrevocable. Except as set forth in this Subscription Agreement, the obligations of each Investor shall be irrevocable.
10.    Legend. The certificates representing the Securities sold pursuant to this Subscription Agreement, if any, will be imprinted with a legend in substantially the following form:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, ASSIGNED, DISTRIBUTED, EXCHANGED, PLEDGED, GIVEN OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.”
11.    Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, or terminated except by an instrument in writing, signed by the party against whom any waiver, change, or termination is sought.
12.    Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability pursuant to this Subscription Agreement shall be assignable by either the Company or any Investor without the prior written consent of the other party; provided, however, that the rights and obligations under this Subscription Agreement may be assigned by any Investor to any of its affiliates so long as the assignee agrees in writing to be bound by the terms and conditions of this Subscription Agreement.
13.    Waiver of Jury Trial. THE COMPANY AND EACH INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.
14.    Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Securities by any Investor (“Proceedings”), the Company and each Investor irrevocably submits to the jurisdiction of the federal or state courts located in the Borough of Manhattan in New York City, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.
15.    Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York.
16.    Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.
17.    Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.
18.    Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) when so delivered by hand, (b) if delivered by electronic mail during normal business hours of the recipient, when sent, and if not delivered during normal business hours, then on the recipient’s next business day, (c) if delivered by registered or certified mail, return receipt requested, postage prepaid, three (3) business days after mailing or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt, as follows or to such other address as shall be given in writing by any party to the other:

If to the Company:	Northern Oil and Gas, Inc. 601 Carlson Pkwy – Suite 990 Minnetonka, Minnesota 55305 Fax: 952-476-9801 Attention: Chief Financial Officer
with a copy to:	Jones Day 250 Vesey Street New York, New York 10281 Email: sgreenberg@jonesday.com Attention: Scott J. Greenberg
If to any Investor:	To the address and to the attention of the person indicated on the signature pages below
19.    Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.
20.    Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive the acceptance of the subscription by the Company.
21.    Notification of Changes. The Company hereby covenants and agrees to notify each Investor upon the occurrence of any event prior to the closing of the purchase of the Securities pursuant to this Subscription Agreement which would cause any representation, warranty, or covenant of the Company contained in this Subscription Agreement to be false or incorrect in any material respect. Each Investor hereby severally covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Securities pursuant to this Subscription Agreement which would cause any representation, warranty, or covenant of such Investor contained in this Subscription Agreement to be false or incorrect in a manner that would affect the Company’s ability to rely on Section 4(a)(2) of the Securities Act as an exemption from the registration requirements of the Securities Act.
22.    Severability. If any term or provision of this Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

23.    Termination. This Subscription Agreement shall terminate at any time prior to the Closing, upon the agreement of the parties and the Noteholders in writing.

IN WITNESS WHEREOF, each Investor severally has duly executed this Subscription Agreement as of the date first written above.

[INVESTORS]

The offer to purchase Securities as set forth above is confirmed and accepted by the Company as to the number Securities as determined above.

NORTHERN OIL AND GAS, INC.
By____________________________ Name: Title:

Exhibit A
INVESTOR QUESTIONNAIRE
The information contained in this Questionnaire is being furnished to permit [Investor], a [_____________] (“Investor”), and Northern Oil and Gas, Inc., a Minnesota corporation (“Company”), to determine whether the subscription by the undersigned (the “Investor”) to purchase shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) pursuant to the Subscription Agreement to which this Investor Questionnaire is attached may be accepted.
If the response to any item is “none” or “not applicable,” please so indicate. The Investor agrees that it and its agents shall provide the Company and Investor such additional information as each of the Company and Investor may request in order to satisfy themselves that the Investor meets the minimum legal requirements under U.S. federal and state securities laws to acquire Common Stock.
Where multiple choices are offered, select and check only that which is applicable.
THE COMPANY WILL USE COMMERCIALLY REASONABLE EFFORTS TO MAINTAIN THE CONFIDENTIALITY OF YOUR RESPONSES. By signing this document, however, you agree that the Company may present this Questionnaire to such private and/or governmental entities as the Company deems appropriate (i) if called on to establish the availability under any applicable U.S. state or federal law of an exemption from the registration or qualification requirements of such law with respect to the Common Stock or (ii) if the contents hereof are relevant to any issue in any action, suit or proceeding to which the Investor or the Company becomes a party or becomes subject.
Name of Investor:

                        (please print)

A.	Information for an Investor who is a Natural Person

1.	For the past two years, and during the years or months indicated, I have maintained my principal residence in the following state or states or country: _________________________________________.

2.	I presently maintain a house or apartment, other than my principal residence, in the state of:_______________________.

3.	I pay state income taxes in the State of:______________________.

4.	I hold a driver’s license in the State of:______________________.

5.	I am registered to vote in the State of:_______________________.

6.	I am a citizen of:_______________________________________.

7.	My present age is: ________

B.	Information for an Investor that is a Limited Liability Company, Partnership, Trust or Other Entity

1.	Legal form of entity (trust, corporation, partnership, etc.): .

2.	Jurisdiction of organization: .

3.	Number of years in business: .

C.	Accredited Investor Status:
The Investor is an “accredited investor” as defined in Regulation D promulgated under the U.S. Securities Act (“Regulation D”) for the following reason(s) (check as applicable):

☐
The Investor is a natural person whose individual net worth or joint net worth with his spouse at the time of purchase exceeds $1,000,000. For purposes of this item, “net worth” means the excess of total assets at fair market value, including home furnishings and automobiles (and including property owned by a spouse) but excluding such Investor’s primary residence, over total liabilities. Total liabilities excludes any mortgage securing such Investor’s primary residence in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Common Stock is purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of the Common Stock for the purpose of investing in the Common Stock.

☐
The Investor is a natural person whose individual income for each of the two most recently completed years and reasonably expected income for the current year exceeds $200,000 or whose joint income with his spouse for the two most recently completed years and reasonably expected joint income for the current year exceeds $300,000.

☐
The Investor is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Stock, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Stock. The person directing investment decisions for the trust has completed this Investor Questionnaire.

☐	The Investor is a corporation, limited liability company, partnership or other entity, all the equity owners of which are accredited investors as otherwise defined in this Section C.

☐	The Investor is otherwise an accredited investor on the following basis:

The Investor represents and warrants that the foregoing information is true and correct in all respects.

Date: , 2018

Signature:

INDIVIDUAL INVESTOR:

(Signature)

(Name - Please Print)

(Signature of Spouse if Purchasing Jointly or if Community Property State)

(Name of Spouse if Purchasing Jointly or if Community Property State - Please Print)

CORPORATION, LIMITED LIABILITY COMPANY, PARTNERSHIP, TRUST, CUSTODIAL ACCOUNT OR OTHER INVESTOR: (Name of Entity) By: (Signature) Name: (Please Print) Title:

Exhibit B
Form of
First Amendment to Subscription Agreement
[see attached]

First Amendment to Subscription Agreement
THIS FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT is entered into effective [●], 2018 (this “Subscription Agreement Amendment”), between Northern Oil and Gas, Inc., a corporation organized under the laws of Minnesota (the “Company”), and [●] (“Investor”).
WHEREAS, the parties hereto entered into one or more Subscription Agreements, dated as of January 31, 2018 (collectively, and as amended, the “Subscription Agreement”); and
WHEREAS, the parties hereto desire to amend the Subscription Agreement.
Now, Therefore, in consideration of the mutual agreements herein contained and in the Subscription Agreement, the parties to this Subscription Agreement Amendment agree as follows:
1.    The fourth recital of the Subscription Agreement is hereby amended and restated as follows:
Whereas, the Company intends to raise at least $140.0 million in gross proceeds prior to or contemporaneously with the Closing, which shall be comprised solely of new cash contributions from (i) the sale of Common Stock pursuant to private subscription agreements from investors, including the commitments received under this Subscription Agreement, in the aggregate amount of $52.0 million and (ii) the public or private sale of Common Stock in underwritten transactions or other offerings for gross proceeds of an aggregate amount of at least $88.0 million (such transactions (other than pursuant to option awards, stock appreciation right awards, restricted stock awards, stock unit awards, cash incentive awards or other stock-based awards or rights granted under the Company’s 2013 Incentive Plan (or any predecessor plan), as the same may be amended from time to time), the “Equity Raise”).
2.    Each reference in the Subscription Agreement to “$156.0 million in total value” is hereby amended to read “$140.0 million in gross proceeds comprised solely of cash”.
[3.    The reference in Section 1 of the Subscription Agreement to “an amount in excess of $156.0 million” is hereby amended to read “an amount in excess of $140.0 million”.]1
[Signature Page Follows]

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1 Only to be included in the Subscription Agreement Amendment executed by TRT Holdings, Inc.

IN WITNESS WHEREOF, the parties have duly executed this Subscription Agreement Amendment as of the date first written above.

[INVESTOR] By: Name: Title:

NORTHERN OIL AND GAS, INC. By: Name: Title: